UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: October 23, 2017

(Date of earliest event reported)

Cotiviti Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-37787	46-0595918
(Commission File Number)	(IRS Employer Identification No.)
115 Perimeter Center Place
Suite 700	30346
Atlanta, GA 30346
(Address of principal executive offices)	(Zip Code)

(770) 379-2800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01    Other Events.

On October 23, 2017, Cotiviti Holdings, Inc. (the “Company”) announced that it has appointed Mr. Nord Samuelson as Senior Vice President, Chief Digital Officer. Mr. Samuelson, 52, previously served as Managing Director, Digital Community Lead for Alix Partners from 2011 through 2017. From 2010 to 2011, Mr. Samuelson served as Managing Partner of North Main LLC and Managing Director of The Palladium Group following its merger with North Main LLC. Prior to this, Mr. Samuelson served with 170 Systems as the Vice President of Business Development from 2003 to 2008, prior to which he was the Vice President of Professional Services. Mr. Samuelson previously held various roles with the Monitor Company. Mr. Samuelson holds a B.A. in Economics and Mathematics from Bowdoin College.

A copy of the related press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01Financial Statements and Exhibits

(d)     Exhibits

The following exhibits are furnished herewith:

99.1     Press Release dated October 23, 2017

Exhibit Index

Exhibit Number	Description
99.1	Cotiviti Holdings, Inc. Press Release dated October 23, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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COTIVITI Holdings, Inc.
	By:	/S/Jonathan olefson
	Name:	Jonathan Olefson
	Title:	Senior Vice President, General Counsel and Secretary

Date: October 23, 2017